UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 16, 2005
Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5620	23-1609753

(Commission File Number)	(IRS Employer Identification No.)

800 The Safeguard Building 435 Devon Park Drive Wayne, PA	19087

(Address of Principal Executive Offices)	(Zip Code)
610-293-0600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
On December 16, 2005, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Safeguard Scientifics, Inc. (“Registrant”) approved certain compensation changes and equity grants to directors and executive officers of the Registrant as described below.
Compensation of Non-Employee Directors
The form and amount of compensation paid to the Registrant’s non-management directors is periodically reviewed by the Compensation Committee. The Compensation Committee recommended to the Board, and the Board approved, (i) an increase, effective January 1, 2006, from $5,000 to $10,000 in the annual retainer paid to the Chairperson of the Audit Committee, (ii) an increase, effective January 1, 2006, from $5,000 to $7,500 in the annual retainer paid to the Chairperson of the Compensation Committee, and (iii) an increase from 15,000 stock options to 25,000 stock options to the annual grants awarded to non-management directors, effective beginning with the option grants awarded on December 16, 2005.
Executive Compensation
The Compensation Committee authorized the following changes, effective January 1, 2006, in the compensation of Steven J. Feder, Senior Vice President and General Counsel: (i) an increase in Mr. Feder’s base salary from $300,000 to $325,000 and (ii) an increase from $150,000 to $175,000 in Mr. Feder’s variable cash incentive target under the Registrant’s Management Incentive Plan.
The Compensation Committee authorized the grant to Christopher J. Davis, Executive Vice President & Chief Administrative and Financial Officer, of options to purchase 425,000 shares vesting incrementally based upon sustained improvement in the Registrant’s market capitalization (as defined in the stock option grant certificate) as set forth below, with pro rata vesting between the defined bands being tested as of the last day of each six-month period during the term of the option:

Percentage Vesting	Achievement of Sustained Improvement in Market Capitalization
First 10%	$100 million incremental over base
Next 20%	additional $150 million incremental
Next 30%	additional $200 million incremental
Final 40%	additional $250 million incremental
     Upon Mr. Davis’ separation of employment in connection with a change of control, vesting of the options will accelerate and the options will remain exercisable for a two-year period. The Stock Option Grant Certificate dated December 16, 2005 is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
     The Compensation Committee also approved up to a 7 1/2% matching contribution of eligible compensation under the Registrant’s 401(k) plan for eligible participants pursuant to which the following individuals will receive contributions for 2005: Peter J. Boni, President and Chief Executive Officer—$15,750; James A. Datin, Executive Vice President and Managing Director, Life Sciences—$14,000; Mr. Feder—$14,000. The Compensation Committee approved a contribution under the Registrant’s Executive Deferred Compensation Plan in the amount of $15,750 for each of Mr. Davis and John A. Loftus, Executive Vice President and Managing Director, Information Technology. This plan is designed to provide a benefit in lieu of contributions that otherwise would be made under the Registrant’s 401(k) plan but for the contribution limitations set forth in the Internal Revenue Code.
ITEM 9.01. Financial Statements and Exhibits
(c) Exhibits.
     99.1 Stock Option Grant Certificate dated December 16, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: December 21, 2005	By:	STEVEN J. FEDER
Steven J. Feder
Senior Vice President and General Counsel

Exhibit Index
99.1 Stock Option Grant Certificate dated December 16, 2005